UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

________________________

FORM 8-K
________________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  December 21, 2010

DEBT RESOLVE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-33110	33-0889197
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

150 White Plains Road, Suite 108 Tarrytown, New York	10591-5521
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (914) 949-5500
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

CURRENT REPORT ON FORM 8-K

DEBT RESOLVE, INC.

December 21, 2010

Item 7.01.	Regulation FD Disclosure.

On December 21, 2010, the Company received a valuation report from Rosen Seymour Shapss Martin & Company, independent certified public accountants and profitability consultants, with respect to the estimated fair value of the Company's amended and restated limited license agreement covering certain U.S. patents that form the basis of the Company’s DebtResolve® online bidding system for the resolution and settlement of consumer debt.  The valuation report may be provided in the future to our shareholders or to prospective investors.  A copy of the valuation report is furnished herewith as Exhibit 99.1.

The information in this Item 7.01 of this Form 8-K is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of that section. The information in this Item 7.01 of this Form 8-K also shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates it by reference.

Item 9.01.	Financial Statements and Exhibits. (d) Exhibits

99.1	Debt Resolve, Inc. Valuation Report of a Certain Amended and Restated Limited License Agreement with Respect to Certain U.S. Patents as of November 30, 2010.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: December 21, 2010	DEBT RESOLVE, INC.

	By:	/s/ David M. Rainey
David M. Rainey
President and Chief Financial Officer

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